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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Contact: John F. Hornbostel, Jr.
SAF T LOK INCORPORATED
Telephone (724) 981-3159
Facsimile (724) 983-4070


        SAF T LOK INCORPORATED ANNOUNCES RESCISSION OF LETTER OF INTENT
                     TO PURCHASE WINNER INTERNATIONAL LLC


     Sharon, Pennsylvania, October 11, 2001 - SAF T LOK INCORPORATED (over-the-counter Bulletin Board), www.saf-t-lok.com, today announced that it and Winner
                         -----------------
International LLC have mutually terminated and rescinded effective today the Letter of Intent dated May 4, 2001, relating to SAF T LOK'S proposed acquisition of all of the outstanding membership interests of Winner International LLC, a privately held security and safety product company headquartered in Sharon, Pennsylvania.

     As Mr. James E. Winner, Jr., the Company's Chairman, indicated earlier the long-term goals of the new Board of Directors still are to drive the business through organized growth and acquisitions to create a fast-growth Company that will maximize the P/E ratio of the stock in the market place for the benefit of the Company shareholders.

     Certain information and comments contained in this press release may be forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Factors set forth in the Company's Annual Report on Form 10-KSB, its subsequent Form 10-QSB filings together with other factors that appear in this press release or in the Company's other Securities and Exchange Commission filings could affect the Company's actual results and could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of the Company, in this press release.